Exhibit 10.6

TREMOR VIDEO, INC.

1501 Broadway, Suite 801

New York, New York 10036

February 6, 2017

Bill Day

By email

Dear Bill:

This letter (the “Agreement”) confirms the agreement between you and Tremor Video, Inc. (the “Company”) regarding your continued employment and provision of services to the Company.

1.                                      Transition Period.  You have informed the Company of your intent to resign as the Company’s President and Chief Executive Officer, effective February 9, 2017 (the “Transition Start Date”).  Subject to the terms and conditions of this Agreement, the parties intend that you will continue to provide services to the Company as a special advisor from the Transition Start Date through June 1, 2017 (the “Transition End Date”).  During the period beginning on the Transition Start Date and ending on March 1, 2017 (the “First Transition Period”), you will remain an employee of the Company and will continue to perform your current operational duties.  During the First Transition Period, you will work at the Company’s offices during normal business hours unless otherwise directed by the Company.  Your employment with the Company will terminate as of the end of the First Transition Period (the “Employment Separation Date”).   During the period beginning on March 2, 2017 and ending on the Transition End Date (the “Second Transition Period”), you agree to provide advisory services to the Company and its board by making yourself reasonably available during regular business hours to provide, from time to time, the benefit of your experience and insight regarding various Company-related matters, including the Company’s search for a new Chief Executive Officer; provided, however, that if you are employed by or otherwise rendering services to another business during this period then such services may be provided to the Company at such times that do not interfere with your other business obligations or commitment.

You agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities.  You and the Company agree that effective as of the Employment Separation Date, or earlier if so requested by the Company, you will resign as a director of the Company and from all of the Company’s subsidiaries for which you serve as a director.  Further, you agree that as of the Transition End Date, or earlier if so requested by the Company, you will return to the Company any and all Company property in your possession, including, but not limited, to documents in hard copy or electronically stored.

2.                                      Compensation Through Transition End Date.  Provided that you comply with your obligations under this Agreement, and for so long as you continue to provide the services described in Section 1, the Company will pay you, in accordance with the Company’s standard payroll procedures, your base salary (as in effect on the date of this Agreement), less all applicable withholding taxes and other deductions; it being understood that in no event will you be entitled to receive such salary payments following the Transition End Date.   You will not be entitled to participate in any Company sponsored bonus plan for 2017.

3.                                      Benefit Plans.  Your participation in the Company’s health insurance plans will cease as of the last day of the month in which your employment with the Company is terminated.  Thereafter, if you timely elect continued group health coverage through COBRA, the Company will pay to you, on the first day of each month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Cash Payment”), until the earlier of: (i) the date on which you and your eligible dependents are no longer enrolled in such COBRA coverage, and (ii) June 1, 2017.  In the event you (x) become covered under another employer’s group health plan, (y) otherwise cease to be eligible for COBRA during the period provided in this section, or (z) become eligible to be covered under another employer’s group health plan, you must notify the Company of such event and the Company shall cease payment of the Special Cash Payments.

4.              Equity Awards.  The stock option and restricted stock unit awards (“Stock Awards”) granted to you under the Company’s stock plans will continue to vest for so long as you continue to provide services to the Company as described in Section 1.  The unvested portion of any Stock Award shall terminate as of the date on which you cease to provide services to the Company in accordance with this Agreement, but no later than the Transition End Date.  Provided that you comply with the terms of this Agreement, including providing the services described in Section 1 through the Transition End Date, the Company’s board of directors shall amend the terms of your option awards granted on February 24, 2014, February 23, 2015, and May 29, 2015 (the “Amended Options”), such that the vested portion of the Amended Options will remain exercisable for one (1) year after the Transition End Date.  You acknowledge and agree that as a result of the extension of exercisability described in the preceding sentence, the Amended Options will cease to qualify as incentive stock options.    Except as modified herein, your Stock Awards shall continue to be governed pursuant to the terms of the option and restricted stock unit award agreements pursuant to which they were granted.

5.                                      Release. In consideration for the Company’s agreements set forth herein, and in order to receive the benefits hereunder, you agree that you will execute and allow to become effective the Releases of claims attached hereto as follows: Release 1, a copy of which is attached hereto as Exhibit A, within twenty-one (21) days of your execution of this Agreement, and Release 2, a copy of which is attached hereto as Exhibit B within twenty one (21) days of the Transition End Date.

6.                                      Expenses.  Within five days from the Transition End Date, you agree to submit a final expense reimbursement statement and required documentation reflecting all business expenses incurred through the Transition End Date, if any, for which you seek reimbursement.  The Company will reimburse you for expenses pursuant to its regular business practice and policies.

7.                                      Employment Relationship.  Notwithstanding anything to the contrary contained herein, if your employment or advisory services are terminated by the Company for “Cause”, this Agreement will immediately terminate and you will not be entitled to receive any of the benefits set forth in this Agreement. “Cause” shall mean “Cause” as defined in your offer letter, dated December 9, 2010.

8.                                      Communications.  You agree that you will refrain from making statements, written or verbal, which disparage the goodwill or reputation of the Company, its officers, board of directors and/or its products, services or business practices.  Similarly, provided that you perform your obligations under this Agreement, the Company will direct its executive officers and board of directors who hold such positions as of the date of this Agreement to refrain from making statements, written or verbal, that disparage you or your business reputation.  Notwithstanding the foregoing, either party may respond accurately and fully to any question, inquiry or request for information when required by legal process.

9.                                      Withholding Taxes.  All forms of compensation referred to in this Agreement are subject to applicable withholding and payroll taxes.

10.                               Other Agreements.  This Agreement renders null and void all prior agreements between you and the Company relating to the subject matter of this Agreement and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement.  You acknowledge and agree that you will not receive any severance payments in connection with your separation from the Company, and hereby waive your right to receive any benefits set forth under the heading “Severance Benefit” in your offer letter, dated December 9, 2010, as well as any other agreements between you and the Company with regard to severance.  In addition, you hereby waive the benefit of any provisions with respect to accelerated vesting of your Stock Awards in the event that you are terminated in connection with or following a Change of Control (as defined in the applicable award agreement governing your Stock Awards), and agree that such provisions shall be of no further force and effect from and after the date of this Agreement.     For the avoidance of doubt, you shall continue to be bound by and comply with the Confidential Information and Assignment Agreement (the “CIAA”) executed by you and such compliance is a condition precedent to your receipt of any and all benefits provided to you under this Agreement; provided, however, that it is understood that during the Second Transition Period, Section 1of the CIAA shall no longer apply.

11.                               Confidentiality of Agreement.  You agree that you will not disclose to others the non-public terms of this Agreement, except that you may disclose such information to your family members, attorney or tax adviser if such individuals agree that they will not disclose to others the terms of this Agreement.

12.                               Amendments.  This Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

13.                               Severability.  If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.

14.                               Choice of Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of New York (other than its choice-of-law provisions).  Any action arising out of this Agreement shall be brought in the state or federal courts located in the City of New York and both parties submit to the exclusive jurisdiction of any such court.

15.                               Execution.  This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

Please indicate your agreement with the above terms by signing below.

Very truly yours,

TREMOR VIDEO, INC.

By:	/s/Aaron Saltz
Name:	Aaron Saltz
Title:	General Counsel

I have read, understand and accept the terms of this Agreement.

/s/ William Day

Dated:  February 6, 2017

EXHIBIT A

RELEASE 1

FORM OF GENERAL RELEASE

[to be executed as signing of Transition Agreement]

I have entered into an agreement (the “Agreement”) with Tremor Video, Inc. (the “Company”) with respect to my continued employment and provision of services to the Company.   In order to receive the benefits set forth in the Agreement, I have agreed to execute this General Release Agreement (“Release”).

1.                                      General Release.  In consideration for the Company’s agreement set forth above, to the fullest extent permitted by law, I waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company, as co-employer, or their respective predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to my employment with the Company or the termination of that employment, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Labor Law, the New York Civil Rights Law, the New York Administrative Code, the New York City Human Rights Law, and all other laws and regulations relating to employment.  The Company waives and releases any claims against you, if any, known to the Company as of the date of this release.  However, this release covers only those claims that arose prior to the execution of this Agreement.  Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement.

2.                                      Exceptions.  I understand that I am not releasing any claim that cannot be waived under applicable state or federal law, nor am I releasing any rights I may have as an owner and/or holder of the Company’s common stock and stock options.  I am not releasing any rights that I have to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between me and the Company, or any directors’ and officers’ liability insurance policy of the Company.  Nothing in this Release shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any such proceeding with regard to any claim released in this Agreement.  Nothing in this Release shall prevent me from challenging the validity of the release in a legal or administrative proceeding.

3.                                      ADEA Waiver.  I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”).  I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).  Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

4.                                      Representations.  I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

5.                                      Miscellaneous.  If any term of this Release is held to be invalid, void or unenforceable, the remainder of this Release will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. This Release will be construed and interpreted in accordance with the laws of the State of New York (other than its choice-of-law provisions).  This Release may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

Agreed:

TREMOR VIDEO, INC.	WILLIAM DAY

By:

Date:	Date:

EXHIBIT B

RELEASE 2

FORM OF GENERAL RELEASE

[to be executed no earlier than the Transition End Date]

I have entered into an agreement (the “Agreement”) with Tremor Video, Inc. (the “Company”) with respect to my continued employment and provision of services to the Company.   In order to receive the benefits set forth in the Agreement, I have agreed to execute this General Release Agreement (“Release”).

1.                                      General Release.  In consideration for the Company’s agreement set forth above, to the fullest extent permitted by law, I waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company, as co-employer, or their respective predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to my employment with the Company or the termination of that employment, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Labor Law, the New York Civil Rights Law, the New York Administrative Code, the New York City Human Rights Law, and all other laws and regulations relating to employment.  The Company waives and releases any claims against you, if any, known to the Company as of the date of this release.  However, this release covers only those claims that arose prior to the execution of this Agreement.  Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement.

2.                                      Exceptions.  I understand that I am not releasing any claim that cannot be waived under applicable state or federal law, nor am I releasing any rights I may have as an owner and/or holder of the Company’s common stock and stock options.  I am not releasing any rights that I have to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between me and the Company, or any directors’ and officers’ liability insurance policy of the Company.  Nothing in this Release shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any such proceeding with regard to any claim released in this Agreement.  Nothing in this Release shall prevent me from challenging the validity of the release in a legal or administrative proceeding.

3.                                      ADEA Waiver.  I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”).  I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).  Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

4.                                      Representations.  I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

5.                                      Miscellaneous.  If any term of this Release is held to be invalid, void or unenforceable, the remainder of this Release will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. This Release will be construed and interpreted in accordance with the laws of the State of New York (other than its choice-of-law provisions).  This Release may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

Agreed:

TREMOR VIDEO, INC.	WILLIAM DAY

By:

Date:	Date: